Exhibit 5.1

www.velaw.com

Tel 713.758.2222 Fax 713.758.2346

August 28, 2018

Magnolia Oil & Gas Corporation

1001 Fannin Street, Suite 400

Houston, Texas 77002

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Magnolia Oil & Gas Corporation (f/k/a TPG Pace Energy Holdings Corp.), a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-3 (as it may be amended from time to time, the “Registration Statement”) initially filed on August 10, 2018, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) relating to:

(i)

the issuance by the Company of (a) an indeterminate number of shares (the “New Class A Common Stock”) of the Company’s Class A common stock, par value $0.0001 (the “Class A Common Stock”), shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), depositary shares (“Depositary Shares”) and warrants for the purchase of Class A Common Stock, Preferred Stock or a combination of the foregoing (the “New Warrants”), as may be sold from time to time in such amounts as shall result in an aggregate offering price not to exceed $500,000,000 (the “Primary Securities”) and (b) up to 31,666,666 shares of Class A Common Stock that may be issued upon exercise of the Company’s outstanding warants to purchase one share of Class A Common Stock at an exercise price of $11.50 per share (the “Existing Warrants” and the shares of Class A Common Stock issuable upon exercise thereof the “Warrant Exercise Shares”); and

(ii)

the offer and sale, from time to time, by the selling securityholders identified in the Registration Statement of an aggregate of (a) 10,000,000 Existing Warrants and (b) 190,680,358 shares of Class A Common Stock, including (1) 10,000,000 of the Warrant Exercise Shares, (2) 84,784,554 shares of Class A Common Stock currently owned by selling securityholders (the “Outstanding Secondary Shares”), (3) 4,200,000 shares of Class A Common Stock expected to be issued on August 31, 2018 as partial consideration for the acquisition of certain assets from a selling securityholder (the “Harvest Shares”) and 1,243,630 shares of Class A Common Stock that may be issued to a selling securityholder as early as September 4, 2018 as earnout consideration (the “Additional EnerVest A Shares”), and (4) 90,452,174 shares of Class A Common Stock (the “Class B Conversion Shares”) that may be issued upon exchange of Magnolia LLC Units (as defined in the Registration Statement) with an equal number of shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), which includes 3,256,370 shares of Class B Common Stock that may be issued as early as September 4, 2018 (together with the Additional EnerVest A Shares, the “Additional EnerVest Shares”).

The securities described in the foregoing clauses (i) and (ii) are collectively referred to herein as the “Securities.”

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

In connection with this opinion, we have examined the following documents: (i) the Registration Statement, (ii) the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate”), (iii) the Bylaws of the Company, (iv) the Amended and Restated Limited Liability Company Agreement (the “Magnolia LLC Agreement”) of Magnolia Oil & Gas Parent LLC (“Magnolia LLC”), (v) the Warrant Agreement, dated May 4, 2017, by and between the Company and Continental Stock Transfer & Trust Company, (vi) the Registration Rights Agreement, dated as of July 31, 2018, by and among the Company and certain of the selling securityholders, (vii) the Subscription Agreements, dated as of March 20, 2018, by and between the Company and certain of the selling securityholders, (viii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement, and (ix) such other certificates, statutes and other instruments and documents that we considered necessary or appropriate for the purpose of rendering the opinions set forth below. In addition, we have reviewed such questions of law as we considered necessary or appropriate. As to matters of fact relevant to the opinions expressed below, and as to factual matters arising in connection with our review of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

For purposes of rendering the opinions set forth below, we have made the following assumptions: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded, (ii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine, (iii) each person signing the documents that we reviewed has the legal capacity and authority to do so, (iv) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete, (v) all Securities will be issued and sold, as applicable, in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, if any and (vi) at the time of issuance of any Primary Securities, Warrant Exercise Shares, Class B Conversion Shares, Harvest Shares or Additional EnerVest Shares, (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, (b) the Company will have the necessary organizational power and authority to issue the Primary Securities, Warrant Exercise Shares, Class B Conversion Shares, Harvest Shares or Additional EnerVest Shares, as applicable, and (c) the Company will have made available for issuance such number of Primary Securities, Warrant Exercise Shares, Class B Conversion Shares, Harvest Shares or Additional EnerVest Shares, as applicable.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

With respect to the New Class A Common Stock , when (i) the Company has taken all necessary corporate action to approve the issuance of the New Class A Common Stock, the terms of the offering thereof, and related matters, (ii) certificates representing the shares of New Class A Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of the New Class A Common Stock shall have been properly issued) either (a) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Company or its officers upon payment of the consideration therefor

(not less than the par value of the Class A Common Stock) provided for therein or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Company, for the consideration approved by the Company (not less than the par value of the Class A Common Stock), then the shares of New Class A Common Stock will be legally issued, fully paid, and nonassessable.

2.

With respect to shares of any series of Preferred Stock, when (i) the Company has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware (the “Certificate of Designation”) and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock shall have been properly issued) either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Company, for the consideration approved by the Company (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be legally issued, fully paid and nonassessable.

3.

With respect to the Depositary Shares, when (i) the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, (ii) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (iii) the shares of Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement and (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Company, either (a) upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Company, for the consideration approved by the Company, the Depositary Shares will be legally issued.

4.

With respect to the New Warrants, when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the New Warrants, the terms of the offering thereof, and related matters, (ii) the agreements relating to the New Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company and (iii) the New Warrants or certificates representing the New Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the New Warrants and the applicable definitive purchase, underwriting, or similar agreement approved by the Company or its officers either (a) upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Company, for the consideration approved by the Company, the New Warrants will be legally issued and such New Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

5.

The Warrant Exercise Shares, when issued by the Company against payment therefor and delivered in accordance with the terms of the Exisiting Warrants, will be validly issued, fully paid and non-assessable.

6.

The Existing Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equitable or public policy principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

7.	The Outstanding Secondary Shares are validly issued, fully paid and non-assessable.

8.

The Class B Conversion Shares, when issued and delivered in accordance with the terms of the Magnolia LLC Agreement and the Certificate, the Harvest Shares, when issued and delivered in accordance with the terms of the contribution agreement relating thereto and the Certificate, and the Additional EnerVest Shares, when issued and delivered in accordance with the terms of the contributions agreement relating thereto and the Certificate, will be validly issued, fully paid and non-assessable.

Our opinions expressed herein are limited in all respects to the General Corporation Law of the State of Delaware, which includes all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and, as to the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. We do not express any opinion as to the applicability of, or the effect thereon, of the laws of any other jurisdiction, domestic or foreign.

We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. Our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Vinson & Elkins LLP in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.